Exhibit 99.1

                  Susan B. Railey
                  For shareholders and securities brokers
                  (301) 468-3120
                  James T. Pastore
                  For news media
                  (202) 546-6451                     FOR IMMEDIATE RELEASE


         CRIIMI MAE Completes Reorganization and Emerges from Bankruptcy

ROCKVILLE, MD, April 17, 2001 -- CRIIMI MAE Inc. (NYSE:CMM) and two affiliates announced that they have completed the necessary steps for their confirmed joint plan of reorganization to become effective and today emerged from bankruptcy. This marks the conclusion of the Company's financial reorganization.

 "We are pleased to announce the successful reorganization of CRIIMI MAE and its emergence from Chapter 11," said chairman William B. Dockser. "We appreciate the efforts of our advisors and the cooperation of our creditors and shareholders. The employees of CRIIMI MAE deserve the credit for persevering and completing this complex reorganization."

Executive vice president, David B. Iannarone, said, "The hallmark of the reorganization is the retention of our core assets and the continuing service of nearly 140 dedicated employees, 100 of whom are in our mortgage-servicing subsidiary. These assets and employees create the necessary base from which CRIIMI MAE can address the challenges ahead, including managing the effects of a slowing economy. More important, the Company's assets and employees provide the platform for expanding the Company's presence in the commercial mortgage market."

Today, the Company's mortgage-servicing affiliate oversees a portfolio of over $20 billion of commercial mortgages. The special servicing team, which is the group assigned to resolve defaulted loans, has an "above average" rating from Fitch IBCA.

Under the terms of CRIIMI MAE's reorganization plan, the Company's Board of Directors has expanded effective today from six to nine directors, with five previously announced new directors joining the Board. ___ Mr. Dockser said, "The new Board members provide experience in relevant fields such as commercial real estate, financial restructuring, Real Estate Investment Trust operations, and information technology."

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The five new Directors are:

o    John R. Cooper, senior vice president, finance, of PG&E National
     Energy Group, Inc. and chief financial officer of PG&E National Energy Group Company, a subsidiary of the National Energy Group, Bethesda, MD, that markets energy services and products across North America.
o Alan M. Jacobs, president, AMJ Advisors LLC, Woodmere, NY, that provides expertise in business turnarounds, corporate restructuring and reorganization corporate finance and dispute resolution ; AMJ was a financial advisor for CRIIMI MAE's Official Committee of Equity Shareholders.
o Donald J. MacKinnon, chief executive officer and president, REALM, New York, NY, a business-to-business e-commerce hub that combines the resources of several real estate software companies: ARGUS Financial Software, B.J. Murray, CTI Limited, DYNA and NewStar solutions.
o    Donald C. Wood, president and chief operating officer, Federal
     Realty Investment Trust, Bethesda, MD, an owner, manager and developer of high quality retail and mixed-use properties.
o Michael F. Wurst, principal, Meridian Realty Advisors, Inc., Dallas, TX, a Dallas-based real estate investment firm focusing on out-of-favor or liquidity-challenged sectors and assets.

Directors to remain on the Board are:

o        William B. Dockser, chairman, CRIIMI MAE Inc., Rockville, MD.
o        H. William Willoughby, president, CRIIMI MAE Inc., Rockville, MD.
o Robert J. Merrick, chief credit officer and director, MCG Capital Corporation, Richmond, VA.
o Robert E. Woods, managing director and head of loan syndication for the Americas, Societe Generale, New York, NY.

Garrett G. Carlson, Sr. and G. Richard Dunnells resign as directors today in conjunction with the effective date of the reorganization plan.

CRIIMI MAE and its two affiliates paid in full all of their allowed claims using the proceeds from certain asset sales, financing from an affiliate of Merrill Lynch Mortgage Capital Inc. and German American Capital Corporation, and the issuance of two new series of senior secured notes. The recapitalization financing provides for substantially all cash flows relating to existing assets to be used to satisfy principal, interest and fee obligations under the new debt. On the effective date, CRIIMI MAE's assets include more than $1.3 billion of subordinated commercial mortgage-backed securities (CMBS), other mortgage-backed securities and equity investments in mortgage funds, a trading portfolio of CMBS and residential mortgage-backed securities and approximately $42 million of restricted and unrestricted cash. For a more detailed description of the new debt, including without limitation, payment terms, restrictive covenants and collateral, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities Exchange Commission (the "SEC") on April 16, 2001, the contents of which are incorporated herein.

CRIIMI MAE's litigation with First Union National Bank has not been resolved and, as such, the classification of First Union's claim as secured or unsecured under CRIIMI MAE's reorganization plan has not yet been determined. In order to provide for payment of First Union's claim, if it is determined to be unsecured, the Company has escrowed cash, new 11.75% Series A Senior Secured Notes due 2006, and new 20% Series B Senior Secured Notes due 2007 in the amounts required by the reorganization plan for delivery to First Union, if the Bankruptcy Court determines that First Union's claim is completely unsecured (the "First Union Escrow"). If and to the extent that the Bankruptcy Court determines that First Union's claim is secured, then, pursuant to the Indentures governing the new Notes, a portion of the new Series B Notes will be mandatorily exchanged for cash and new Series A Notes held in the First Union Escrow. For a more detailed description of the First Union litigation and mechanics of the mandatory exchange if First Union's claim is determined to be secured, please see (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2000, (ii) Amendment No. 2 to Form T-3 relating to the Company's Series A Notes filed with the SEC on Form T-3 on April 13, 2001, and (iii) Amendment No. 2 to Form T-3 relating to the Company's Series B Notes filed with the SEC on Form T-3 on April 13, 2001, the contents of which are incorporated herein.

More information on CRIIMI MAE is available on its web site - www.criimimaeinc.com - or for investors, call Susan Railey, 301-468-3120, or for news media, call Jim Pastore, 202-546-6451.

Note: Except for historical information, forward-looking statements contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include the condition of the capital markets; the trends in the CMBS market; competitive pressures; the effect of future losses on the Company's need for liquidity; the actions of CRIIMI MAE's creditors; the possibility that the Company's trader election may be challenged on the grounds that the Company is not in fact a trader in securities or that it is only a trader with respect to certain securities and that the Company will, therefore, not be able to mark-to-market its securities, or that it will be limited in its ability to recognize certain losses, resulting in an increase in shareholder distribution requirements with the possibility that the Company may not be able to make such distributions or maintain REIT status; the likelihood that mark-to-market losses will increase and decrease due to changes in the fair market value of the Company's trading assets; the possibility that the Series F and Series G Dividend Preferred Stock will not eliminate any or all of the Company's 1998 and 1999 tax liability or satisfy its REIT distribution requirements; the ability of the Company to obtain capital which could be affected by, among other matters, the cost and availability of such capital, general economic conditions, restrictive covenants under the Company's credit arrangements, results of operations, leverage, financial conditions and business prospects; and the outcome of litigation to which the Company is a party, as well as the risks and uncertainties that are set forth in the Company's disclosure statement, and from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2000.